CONSENT OF SRK CONSULTING (U.S.) INC.

The undersigned hereby consents to:

(i)

the filing of the written disclosure regarding the technical report entitled “NI 43- 101 Technical Report on Resources Wate Uranium Breccia Pipe – Northern Arizona, USA” dated March 10, 2015 (the “Technical Disclosure”), contained in the Annual Report on Form 10-K for the period ended December 31, 2015 (the “10-K”) of Energy Fuels Inc. (the “Company”) being filed with the United States Securities and Exchange Commission;

(ii)

the incorporation by reference of such Technical Disclosure in the 10-K into the Company’s Form S-8 Registration Statements (File Nos. 333-205182 and 333- 194900), and any amendments thereto (the “S-8s”);

(iii)	the incorporation by reference of such Technical Disclosure in the 10-K into the Company’s Form F-4 Registration Statement, as amended (File No. 333-203996) (the “F-4”); and

(iv)	the use of our name in the 10-K, the S-8s and the F-4.

SRK CONSULTING (U.S.) INC.

/s/ Corolla Hoag
Name: Ms. Corolla Hoag
Title: Practice Leader

Date: March 15, 2016